INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Integrated Technology Group on Form SB-2 of our report, dated January 25, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.



Lane Gorman Trubitt, L.L.P.


Dallas, Texas
April 15, 2002